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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Stock Incentive Plan, as amended and the 1987 Employee Stock Participation Plan, as amended, of Maxim Integrated Products, Inc. of our report dated August 6, 2002, with respect to the consolidated financial statements and schedule of Maxim Integrated Products, Inc. included in its Annual Report (Form 10-K) for the year ended June 29, 2002, filed with the Securities and Exchange Commission.

                                           /S/ ERNST & YOUNG LLP

San Jose, California
February 10, 2003